                                                                     EXHIBIT 1.1

                                TERMS AGREEMENT

                                                                December 6, 1995


Morgan Stanley & Co. Incorporated,
Goldman, Sachs & Co.,
Lehman Brothers Inc.,
Prudential Securities Incorporated,
c/o Morgan Stanley & Co. Incorporated,
 1585 Broadway,
   New York, New York 10036.


Dear Sirs:

         Alco Standard Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 6, 1995 (the "Underwriting Agreement"), between the Company on one hand and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. and Prudential Securities Incorporated, as the several Underwriters, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Purchased Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Terms Agreement to the same extent as if such provision had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement, mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Purchased Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Purchased Securities, if any, covered by Delayed Delivery Contracts.

         If the foregoing is in accordance with your understanding, kindly sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                       Very truly yours,

                                       ALCO STANDARD CORPORATION


                                       By  /s/ Kathleen M. Burns
                                          --------------------------
                                         Name:   Kathleen M. Burns
                                         Title:  Vice President and Treasurer

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Prudential Securities Incorporated

By Morgan Stanley & Co. Incorporated



By  /s/ Jennifer A. Harris
   ----------------------------
  Name:   Jennifer A. Harris
  Title: Vice President

                                  SCHEDULE I

                                                                      Principal
                                                                       Amount
                                                                    of Purchased
                                                                    Securities to
                              Underwriter                           be Purchased
                              -----------                           -------------
Morgan Stanley & Co. Incorporated................................   $ 75,000,000

Goldman, Sachs & Co..............................................     75,000,000

Lehman Brothers Inc..............................................     75,000,000

Prudential Securities Incorporated...............................     75,000,000














                                                                    ------------
Total............................................................   $300,000,000
                                                                    ============

                                  SCHEDULE II


Title of Purchased Securities:  6.75% Bonds Due December 1, 2025

Amount of Securities:  $300,000,000

Price to Public:  $ 295,440,000 (98.480%)

Purchase Price by Underwriters:   $ 292,815,000 (97.605%)

Specified Funds for Payment of Purchase Price:  Same Day Funds

Indenture:     Dated as of December 11, 1995, between Alco Standard Corporation and First Fidelity Bank, National Association

Maturity:      December 1, 2025

Interest Rate: 6.75%

Interest Payment Dates:    June 1 and December 1, beginning June 1, 1996

Regular Record Dates: May 15 and November 15, beginning May 15, 1996

Redemption Provisions:     Bonds will be redeemable as a whole or in part, at
                           the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury
                           Yield (as defined in the Prospectus) plus 15 basis points, plus in each case accrued interest to the date of redemption.

Sinking Fund Provisions:   None

Stock Exchange Listing:    None

Place for Checking and     Delivery of the Purchased Securities will be made
Packaging Purchased        through the book-entry facilities of The Depository
Securities:                Trust Company

Closing Date and Time:     December 11, 1995, 9:00 a.m., New York time

Closing Location:       Sullivan & Cromwell, 125 Broad Street, New York, New
                           York 10004

Manner of Payment for
Purchased Securities:      Wire transfer

Address for Notices
per Section 12:            Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York  10036
                           Attention: Registration Department

                           Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York  10004
                           Attention: Registration Department

                           Lehman Brothers Inc.
                           3 World Financial Center
                           New York, New York  10285
                           Attention: Registration Department

                           Prudential Securities Incorporated
                           One New York Plaza
                           18th Floor
                           New York, New York  10292
                           Attention: Charles F. Preusse

Other Terms:           None